Exhibit 10.9

Heritage Insurance Holdings,  Inc.

A  DELAWARE CORPORATION

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT ("Amendment") is made and entered into on October 7, 2019, by and between HERITAGE INSURANCE HOLDINGS, INC., and its subsidiary  companies  (collectively, the "Company"), and Kirk H. Lusk (the "Executive").

RECITALS

1.	The Company is engaged in the insurance and financial services industry;

2.	The Executive serve as the Chief Financial Officer of the Company and its Subsidiaries;

3.	The parties signed an Employment Agreement dated January 30, 2018 (the "Agreement");

4.	The Company and Executive have agreed that Executive should receive a housing allowance and travel reimbursement as set fo1th herein.

NOW, therefore, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the Company  and Executive  agree as follows:

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties  hereby  agree as follows:

Section 5 of the Agreement is amended in its entirety to read:

"Expense  Reimbursement. During  the Employment  Term,  the Company,  upon  the submission of supporting documentation by the Executive, and in accordai1ce with Company policies for its executives, shall reimburse the Executive for all expenses actually paid or incurred by the Executive in the course of and pursuant to the business of the Company and the Subsidiaries. Executive shall also be reimbursed for all reasonable travel expenses to and from Clearwater, Florida."

Section 8 of the Agreement is amended in its entirety to read:

"Temporary housing. The Company shall provide a monthly housing allowance to Executive in the amount of $3,500."

Entire  Agreement. This Amendment  and the Agreement  constitute the entire agreement between the parties hereto with respect to the subject matter hereof. It supersedes all prior negotiations,  letters and understandings relating to the subject  matter hereof.

Amendment. This Amendment may not be amended, supplemented or modified in whole or in part except by an instrument in writing signed by the party or parties against whom enforcement of any such amendment, supplement or modification is sought.

Counterparts. This Agreement may be executed in one or more counterparts, each of which  will be deemed an original.

Agreed by:

Heritage Insurance Holdings, Inc.

By: /s/ BRUCE LUCAS	By: /s/ KIRK LUSK
Bruce Lucas, CEO Kirk Lusk, CEO